Exhibit 21.1
Subsidiaries of Neoprobe Corporation:

Subsidiary	Jurisdiction of Incorporation	Percentage Owned by the Company
Cardiosonix Ltd.	Israel	100%
Cira Biosciences, Inc.	Delaware	90%